U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of earliest event reported): March 12, 2004

                             INSTAPAY SYSTEMS, INC.

       (Exact name of small business issuer as specified in its charter)


                          Commission File No. 0-17462

                  Utah                                 87-0404991
                  ----                                 ----------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)


                 98 Shoreline Way Hampton, GA 30228 770-471-4944
          (Address and telephone number of principal executive offices)

This amended filing has been made to provide additional information required by item 304 of Regulation S-K.

ITEM 4. Changes in Registrant's Certifying Accountant

In March of 2004, while exploring options to raise additional working capital, registrant determined that potential funding sources would prefer that registrant engage a much larger independent auditing firm.

Therefore, on March 12, 2004, the Registrant engaged Stonefield-Josephson, Inc. ("SJA"), a large certified public accounting practice with offices in 5 cities, as the Registrant's independent accountants, and dismissed Cacciamatta Accountancy Corporation ("CAC").

This action was approved by the registrant's board of directors.

There were no disagreements between CAC and the registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A letter from CAC required pursuant to Item 304(a)(3) of Regulation S-B is attached to this filing.

CAC was the registrant's independent accountants for a relatively short period, from June 26, 2003 to March 12, 2004. During this period, CAC reviewed only two interim period filings (registrant's 10Q reports for its 2nd and 3rd quarter of 2003), and issued no report on any financial statements that contained an adverse opinion or disclaimer of opinion or was qualified or modified opinion as to uncertainty, audit scope or accounting principle.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of SJA, neither the Registrant nor anyone on the Registrant's behalf consulted with SJA regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits.
      16.1 Letters Regarding Change in Certifying Accountant


                                   SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  INSTAPAY SYSTEMS, INC.
                                                  /s/ Harry Hargens
Date: March 29, 2004                              President and CEO


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                                  Exhibit Index

      16.1        Letter Regarding Change in Certifying Accountant